For Immediate Release             For more information:
Contact:  Michael Doherty
Phone:  949-673-1907
Email:  mdoherty@trestlecorp.com
Exhibit 99.1

TRESTLE HOLDINGS INC. ANNOUNCES $3.0 MILLION OF FINANCING AGREEMENTS

IRVINE, Calif., September 21, 2005 - Trestle Holdings, Inc. (OTCBB:TLHO - News), a supplier of digital imaging systems for pathology and telemedicine applications today announced that it has entered into stock purchase agreements with SBI BrightlineXII LLC and Bristol Investment Fund, Ltd. The agreements obligate SBI and Bristol to purchase, upon Trestle’s election, up to 3,375,000 shares of common stock for an aggregate purchase price of $3.0 million. Additionally, SBI and Bristol will be issued up to 1,012,500 warrants exercisable for shares of common stock in the range of $0.70 to $0.95. If fully exercised, the warrants will provide the Company with an additional $843,750 in cash. The agreements require registration of the underlying shares with the Securities and Exchange Commission, which is expected to be completed during the fourth quarter of 2005. The SBI and Bristol agreements provide financing at the Company’s election, without resets or pricing adjustments.

About Trestle Holdings, Inc.

Trestle Holdings Inc. is a supplier of digital imaging systems and services for pathology, drug safety and discovery. The company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle's digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard internet connections, in real time. The company's slide-scanning and imaging products perform high-speed, whole-glass slide digitization for virtual microscopy applications. Trestle's slide-scanning products facilitate image analysis, data management, digital workflow, and data association applications for clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle's integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle's telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

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This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, timing and delays for obtaining funding, availability of funds under the agreement, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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